UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2011

TECUMSEH PRODUCTS COMPANY
 (Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Oak Valley Drive Ann Arbor, Michigan	48108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 585-9500

(not applicable)
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2011, James J. Connor was appointed by our Board of Directors as our President and Chief Executive Officer, effectively immediately. At the same time, James E. Wainright was terminated from those positions, but continues as one of our employees through July 15, 2011.

Since January 2010, Mr. Connor, age 59, has served as our Chief Financial Officer and will continue to serve in this position while the Company conducts a search for his successor as Chief Financial Officer. Mr. Connor was appointed as our Secretary in January 2011 and will continue to serve as our Secretary. Mr. Connor previously served as our Vice President from January 2010 until July 11, 2011 and our Treasurer from January 2010 until January 2011. From 2005 until December 2009, Mr. Connor was a managing director of BBK, Ltd., a business turnaround management consulting firm, where he worked with automotive suppliers and other manufacturing companies to help them develop and implement their product, financial and operating strategies. From 2000 to 2005, Mr. Connor served as President and Chief Executive Officer of Newcor, Inc., a manufacturer of precision-machined components and related products for the automotive, heavy truck, agricultural and appliance industries. Mr. Connor joined Newcor in 1999 as Vice President and Chief Financial Officer. Before joining Newcor, Mr. Connor served as Vice President and Chief Financial Officer for Rockwell Medical Technologies Inc. from 1996 to 1999. From 1991 to 1996, Mr. Connor served as President of Glacier Vanderwell, Inc., an engine bearing manufacturer. Mr. Connor is an active member of the Turnaround Management Association, The American Institute of Certified Public Accountants, and the Michigan Association of Certified Public Accountants. Mr. Connor has been one of our executive officers since January 2010. Our officers serve at the discretion of our Board of Directors.

Mr. Connor was a party to a letter agreement with us that required us to elect him to some of the offices he held. This letter agreement has been terminated and Mr. Connor no longer has such an arrangement with us.

In connection with his election as President and Chief Executive Officer, Mr. Connor’s current annual base salary will be increased to $500,000 effective July 11, 2011, and his Performance Award and phantom shares granted March 7, 2011 under our Long-Term Incentive Cash Award Plan (“Plan”), as described in Item 5.02 of our Current Report on Form 8-K, dated March 7, 2011 and filed March 11, 2011, which description is incorporated into this Item 5.02 by reference, have been amended to reflect Mr. Connor’s increased salary and an increase in his Target Incentive as a percentage of his salary for the Performance Award to 80% (from 65%) and for the phantom share award to 120% (from 97.5%).

On July 13, 2011, we issued a press release announcing the changes in our executive officers disclosed in this Item 5.02. We are furnishing a copy as Exhibit 99.1 to this report and it is hereby incorporated by reference into this Item 5.02.

Item 7.01 Regulation FD Disclosure.

On July 13, 2011, we issued a press release announcing the changes in our executive offices disclosed in Item 5.02. We are furnishing a copy as Exhibit 99.1 to this report and it is hereby incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Description

99.1	Press Release dated July 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY

Date: July 13, 2011	By	/s/ James J. Connor James J. Connor Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 13, 2011